UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 26, 2014

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3102 Shawnee Drive, Winchester, Virginia		22601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 26, 2014, American Woodmark Corporation (the "Company") entered into a Fifth Amendment to the Revolving Line of Credit Note and a Fourth Amendment to Credit Agreement (together, the "Credit Facility") with Wells Fargo Bank, National Association ("Wells Fargo"), effective as of September 1, 2014.

The amendment to the Credit Facility:

1.	Extends the maturity date for borrowings outstanding under the Credit Facility from December 31, 2015 to December 31, 2018;

2.	Provides that the Line of Credit is unsecured;

3.
Modifies the interest on the outstanding principal balance of the note as either (i) a fluctuating rate per annum determined by Wells Fargo to be the daily one month LIBOR rate in effect from time to time plus the applicable margin, or (ii) a fixed rate per annum determined by Wells Fargo to be the index above LIBOR in effect on the first day of the applicable Fixed Rate Term;

4.	Lowers the Unused Commitment Fee from 0.30% to 0.15%; and

5.
Establishes a requirement that the Company maintain a ratio of cash flow to fixed charges of not less than 1.5 to 1.0 measured at the end of each fiscal quarter on a rolling four-quarter basis, with "cash flow" defined as EBITDA plus rent and lease expense minus taxes, dividends, stock repurchases, and capital expenditures. Fixed charges is defined as the current portion of long-term debt plus current capitalized lease obligations, interest expense, and lease expense. EBITDA is defined as net income after taxes plus non-cash restructuring charges, interest expense, taxes, depreciation and amortization, and non-cash stock compensation charges; and

6.
In the event the Company's EBITDA, calculated on a rolling four-quarter basis, is less than or equal to $30,000,000 as of any fiscal quarter end date, the Company shall execute a Security Agreement substantially in the form of the Security Agreement dated as of May 29, 2012 between the Company and Wells Fargo.

This description of the material terms of the amendment is qualified by reference to the full text of the amendment, which has been filed as an exhibit to this report and is incorporated herein in response to this Item.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit 10.1
Fifth Amendment to Revolving Line of Credit Note and Fourth Amendment to Credit Agreement, dated as of September 26, 2014, effective as of September 1, 2014, by and between the Company and Wells Fargo Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ M. SCOTT CULBRETH	/s/ KENT B. GUICHARD

M. Scott Culbreth	Kent B. Guichard
Senior Vice President and Chief Financial Officer	Chairman & Chief Executive Officer

Date: September 30, 2014	Date: September 30, 2014
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer